8-K 1 rcat1104form8k.htm CURRENT REPORT ON FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2020

Red Cat Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-31587 (Commission File Number)	86-0490034 (I.R.S. Employer Identification Number)

370 Harbour Drive

Palmas del Mar

Humacao, PR 00791

(Address of principal executive offices) (zip code)

(833) 373-3228

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

607 Ponce de Leon Ave, Suite 407 San Juan, PR 00909

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets

Item 3.02 Unregistered Sales of Equity Securities

On November 2, 2020 Red Cat Holdings, Inc. (the “Company”) completed its previously announced acquisition of Fat Shark Holdings, Ltd., a Cayman Islands Exempted Company (“Fat Shark”) from Greg French, its founder. In accordance with the Agreement, the Company issued 5,227,223 shares of common stock of the Company and paid $250,000 in cash to the seller. Of the shares, 784,091 shares will be held in escrow for up to 18 months to satisfy any indemnification obligations of the seller and working capital adjustments.

In addition, Fat Shark issued a senior note in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) to the seller based upon an estimated positive working capital adjustment to the note in the amount of $500,000 and the seller cancelled approximately $950,000 in indebtedness owed by Fat Shark to seller. The note matures on November 1, 2023, subject to partial acceleration and repayment in certain circumstances including from the sale of certain securities by the Company for cash. The note is subject to a floating charge under Cayman law on all of the assets of Holdings and its subsidiaries.

The Company has agreed to register the shares under the Securities Act of 1933, as amended (the “Act”) under certain circumstances and are subject to various restrictions on disposition for a period of two (2) years following closing. Seller shall be permitted to sell an aggregate of up to the greater of twenty (20%) percent or One Million Dollars ($1,000,000) of the shares prior to the twelve (12) month anniversary of the closing in privately negotiated transactions (provided the purchaser enters into a joinder agreement and agrees to be subject to the same restrictions on such shares applicable to Seller). Following the first year after closing, Seller is permitted to dispose of no more than ten (10%) percent of the average daily volume during the prior ten (10) trading days, as reported. The Agreement also requires Seller to sell a pro-rata amount of Seller’s Common Stock (a Drag-Along Right”) and provides for Seller’s participation in sales (a “Tag-Along Right”) in certain sales.

The Company deems this to be a material acquisition and will, in compliance with Regulation S-X (17 CFR 210.8-05), file audited and pro forma financial statements within 71 calendar days of the date of this Current Report on Form 8-K.

The foregoing descriptions of the terms of the Agreement, the Fat Shark note and floating charge are qualified in their entirety by reference to the full text of the Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 5, 2020 and Exhibits 10.1 and 10.2 filed herewith.

Item 9.01. Financial Statements and Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

(d) Exhibits.

Exhibit Number	Description
Exhibit 10.1	Secured Promissory Note dated November 2, 2020 of Fat Shark Holdings, Ltd.
Exhibit 10.2	Floating Charge by Fat Shark Holdings, Ltd in favor of Greg French dated November 2, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED CAT HOLDINGS, INC.

Date: November 6, 2020	By:	/s/ Jeffrey Thompson
Name: Jeffrey Thompson
Title: Chief Executive Officer